Exhibit 99.1

3M Reports Third-Quarter 2020 Results

Third-Quarter Highlights:

–	Sales of $8.4 billion, up 4.5 percent year-on-year
–	Organic local-currency sales growth of 0.9 percent year-on-year
–	Both GAAP and adjusted EPS of $2.43
–	Operating cash flow of $2.5 billion, up 23 percent year-on-year; adjusted free cash flow of $2.2 billion, up 13 percent year-on-year
–	Strengthened capital structure: reduced total debt by $1.2 billion, down 6 percent, and net debt by $1.3 billion, or 8 percent, since June 30, 2020
–	Company will continue to provide monthly sales updates through year-end 2020

ST. PAUL, Minn. – October 27, 2020 − 3M (NYSE: MMM) today reported third-quarter 2020 results.

“Our third-quarter performance demonstrated once again the strength of the 3M model as we executed well, served customers and continued to fight the pandemic,” said Mike Roman, 3M chairman and chief executive officer. “Though economic uncertainty and challenges due to the COVID-19 pandemic remain, we returned to positive organic sales growth with sequential improvement across businesses and geographies. We posted another quarter of robust cash flow, aggressively managed costs and further strengthened our balance sheet.

“We continue to take actions to transform 3M and position us to deliver strong results as our end markets recover,” Roman continued. “We will invest where demand is strong, aggressively manage our cost structure, and create new innovations that address customer needs and global market trends.”

Third-Quarter Results

The COVID-19 pandemic continues to evolve and affect 3M’s businesses in a number of ways. The company saw sequential improvements across businesses, end markets and geographies. During the third quarter, end-market demand remained strong in personal safety, home improvement, general cleaning, semiconductor, data center and biopharma filtration. At the same time, several other end markets, while improving, continued to experience year-on-year declines primarily driven by COVID-19-related headwinds, including healthcare and oral care elective procedures, auto OEM, general industrial, consumer electronics, hospitality, office supplies, healthcare IT, and traffic safety.

Third-quarter sales grew 4.5 percent year-on-year to $8.4 billion. Organic local-currency sales grew 0.9 percent, while acquisitions, net of divestitures, increased sales by 3.0 percent. Foreign currency translation increased sales by 0.6 percent year-on-year.

Total sales grew 25.5 percent year-on-year in Health Care, 6.9 percent in Safety and Industrial, and 5.6 percent in Consumer, with a decline of 7.4 percent in Transportation and Electronics. Organic local-currency sales increased 8.1 percent year-on-year in Health Care, 6.9 percent in Safety and Industrial, and 5.5 percent in Consumer, with a decrease of 7.1 percent in Transportation and Electronics.

On a geographic basis, total sales grew 7.7 percent year-on-year in the Americas, 4.4 percent in EMEA (Europe, Middle East, and Africa), with a decline of 0.6 percent in Asia Pacific. Organic local-currency sales grew 3.4 percent year-on-year in the Americas, and declined 0.3 percent in EMEA and 2.6 percent in Asia Pacific.

Both third-quarter GAAP and adjusted earnings were $2.43 per share, resulting in year-on-year declines of 10.7 percent and 5.8 percent on a GAAP- and adjusted-basis, respectively. Third-quarter operating income was $1.9 billion with operating margins of 22.9 percent, as referenced in the “Supplemental Financial Information Non-GAAP Measures” section.

The company’s operating cash flow was $2.5 billion with adjusted free cash flow of $2.2 billion contributing to adjusted free cash flow conversion of 153 percent. 3M paid $847 million in cash dividends to shareholders during the third quarter. The company reduced total debt by $1.2 billion, down 6 percent, and net debt by $1.3 billion, or 8 percent, sequentially. See the “Supplemental Financial Information Non-GAAP Measures” section for applicable information.

Third-Quarter Business Group Discussion

Safety and Industrial

•	Sales of $3.0 billion, up 6.9 percent year-on-year in U.S. dollars. Organic local-currency sales increased 6.9 percent, foreign currency translation increased sales by 0.4 percent, and divestitures decreased sales by 0.4 percent.
•	On an organic local-currency basis:

•	Sales increased in personal safety, roofing granules, and automotive aftermarket; sales declined in electrical markets, industrial adhesives and tapes, closure and masking systems, and abrasives.
•	Sales grew in the Americas and EMEA; sales declined in Asia Pacific.

•	Segment operating income was $823 million, an increase of 27.2 percent year-on-year; operating margins of 27.2 percent.

Transportation and Electronics

•	Sales of $2.3 billion, down 7.4 percent year-on-year in U.S. dollars. Organic local-currency sales decreased 7.1 percent, foreign currency translation increased sales by 0.9 percent, and divestitures decreased sales by 1.2 percent.
•	On an organic local-currency basis:

•	Sales increased in electronics; sales declined in transportation safety, commercial solutions, automotive and aerospace, and advanced materials.
•	Sales declined in Asia Pacific, the Americas, and EMEA.

•	Segment operating income was $552 million, a decline of 13.2 percent year-on-year; operating margins of 23.9 percent.

Health Care

•	Sales of $2.2 billion, up 25.5 percent year-on-year in U.S. dollars. Organic local-currency sales increased 8.1 percent, foreign currency translation increased sales by 1.1 percent and acquisitions, net of divestitures, increased sales by 16.3 percent.
•	On an organic local-currency basis:

•	Sales grew in medical solutions, separation and purification, and oral care; sales declined in food safety and health information systems.
•	Sales increased in the Americas and EMEA; sales declined in Asia Pacific.

•	Segment operating income was $508 million, an increase of 10.6 percent year-on-year; operating margins of 23.5 percent.

Consumer

•	Sales of $1.4 billion, up 5.6 percent year-on-year in U.S. dollars. Organic local-currency sales increased 5.5 percent and foreign currency translation increased sales by 0.1 percent.
•	On an organic local-currency basis:

•	Sales grew in home care, and home improvement; were flat in consumer health care and declined in stationery and office supplies.
•	Sales increased in the Americas and EMEA; sales declined in Asia Pacific.

•	Segment operating income was $358 million, up 14.7 percent year-on-year; operating margins of 25.3 percent.

Outlook

Due to the continued evolving and uncertain impact of the COVID-19 pandemic, 3M is not able to estimate the full duration, magnitude and pace of recovery across its diverse end markets with reasonable accuracy. Therefore, 3M continues to believe it is prudent to not provide guidance. 3M will maintain its monthly reporting of sales information during the fourth-quarter to continue to provide transparency on its ongoing business performance.

The company estimates total sales for October to be flat to up low-single digits year-on-year. This estimate includes the anticipated impact of one fewer business day in October 2020 versus October 2019.

3M will conduct an investor teleconference at 9:00 a.m. EDT (8:00 a.m. CDT) today. Investors can access this conference via the following:

•	Live webcast at http://investors.3M.com.
•	Live telephone:

Call 800-762-2596 within the U.S. or +1 212-231-2916 outside the U.S. Please join the call at least 10 minutes before the start time.

•	Webcast replay:

Go to 3M’s Investor Relations website at http://investors.3M.com and click on “Quarterly Earnings.”

•	Telephone replay:

Call 800-633-8284 within the U.S. or +1 402-977-9140 outside the U.S. (for both U.S. and outside the U.S., the access code is 21930639). The telephone replay will be available until 11:30 a.m. EST (10:30 a.m. CST) on November 3, 2020.

Forward-Looking Statements

This news release contains forward-looking information about 3M's financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as "anticipate," "estimate," "expect," "aim," "project," "intend," "plan," "believe," "will," "should," "could," "target," "forecast" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic, political, regulatory, capital markets and other external conditions and other factors beyond the Company's control, including natural and other disasters or climate change affecting the operations of the Company or its customers and suppliers; (2) risks related to public health crises such as the global pandemic associated with the coronavirus (COVID-19); (3) liabilities related to certain fluorochemicals, including lawsuits concerning various PFAS-related products and chemistries, and claims and governmental regulatory proceedings and inquiries related to PFAS in a variety of jurisdictions; (4) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company's Annual Report on Form 10-K for the year ended Dec. 31, 2019, and any subsequent quarterly reports on Form 10-Q (the “Reports”); (5) competitive conditions and customer preferences; (6) foreign currency exchange rates and fluctuations in those rates; (7) the timing and market acceptance of new product offerings; (8) the availability and cost of purchased components, compounds, raw materials and energy (including oil and natural gas and their derivatives) due to shortages, increased demand or supply interruptions (including those caused by natural and other disasters and other events); (9) unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the Company's information technology infrastructure; (10) the impact of acquisitions, strategic alliances, divestitures and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; (11) operational execution, including scenarios where the Company generates fewer productivity improvements than estimated; (12) financial market risks that may affect the Company’s funding obligations under defined benefit pension and postretirement plans; and (13) the Company's credit ratings and its cost of capital. Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under "Cautionary Note Concerning Factors That May Affect Future Results" and "Risk Factors" in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports), as updated by applicable Current Reports on Form 8-K. The information contained in this news release is as of the date indicated. The Company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

3M Company and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME

(Millions, except per-share amounts)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2020	2019	2020	2019
Net sales	$8,350	$7,991	$23,601	$24,025

Operating expenses
Cost of sales	4,303	4,188	12,217	12,811
Selling, general and administrative expenses	1,677	1,455	5,039	5,089
Research, development and related expenses	461	443	1,422	1,390
Gain on sale of businesses	—	(106)	(389)	(114)
Total operating expenses	6,441	5,980	18,289	19,176
Operating income	1,909	2,011	5,312	4,849

Other expense (income), net	104	45	311	349

Income before income taxes	1,805	1,966	5,001	4,500
Provision for income taxes	387	378	1,002	888
Income of consolidated group	1,418	1,588	3,999	3,612

Income (loss) from unconsolidated subsidiaries, net of taxes	(1)	—	(1)	—
Net income including noncontrolling interest	1,417	1,588	3,998	3,612

Less: Net income (loss) attributable to noncontrolling interest	4	5	3	11

Net income attributable to 3M	$1,413	$1,583	$3,995	$3,601

Weighted average 3M common shares outstanding – basic	577.8	576.5	577.2	577.2
Earnings per share attributable to 3M common shareholders – basic	$2.45	$2.75	$6.92	$6.24

Weighted average 3M common shares outstanding – diluted	582.4	583.0	581.6	585.9
Earnings per share attributable to 3M common shareholders – diluted	$2.43	$2.72	$6.87	$6.15

3M Company and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEET

(Dollars in millions)

(Unaudited)

	September 30,	December 31,
	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$4,121	$2,353
Marketable securities – current	440	98
Accounts receivable – net	4,623	4,791
Inventories	3,984	4,134
Prepaids	516	704
Other current assets	426	891
Total current assets	14,110	12,971
Property, plant and equipment – net	9,216	9,333
Operating lease right of use assets	844	858
Goodwill and intangible assets – net	19,461	19,823
Other assets	1,759	1,674
Total assets	$45,390	$44,659

LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings and
current portion of long-term debt	$1,169	$2,795
Accounts payable	2,208	2,228
Accrued payroll	721	702
Accrued income taxes	220	194
Operating lease liabilities – current	252	247
Other current liabilities	2,840	3,056
Total current liabilities	7,410	9,222
Long-term debt	18,429	17,518
Other liabilities	7,608	7,793
Total liabilities	$33,447	$34,533

Total equity	$11,943	$10,126
Shares outstanding
September 30, 2020: 576,821,878 shares
December 31, 2019: 575,184,835 shares
Total liabilities and equity	$45,390	$44,659

3M Company and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Dollars in millions)

(Unaudited)

	Nine months ended
	September 30,
	2020	2019
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$5,598	$4,732

Cash flows from investing activities:
Purchases of property, plant and equipment	(1,079)	(1,161)
Acquisitions, net of cash acquired	(25)	(704)
Purchases and proceeds from sale or maturities of marketable securities and investments – net	170	348
Proceeds from sale of businesses, net of cash sold	576	236
Other investing activities	37	136

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(321)	(1,145)

Cash flows from financing activities:
Change in debt	(870)	4,779
Purchases of treasury stock	(366)	(1,243)
Proceeds from issuances of treasury stock pursuant to stock option and benefit plans	325	437
Dividends paid to shareholders	(2,540)	(2,488)
Other financing activities	(47)	(158)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(3,498)	1,327

Effect of exchange rate changes on cash and cash equivalents	(11)	(36)

Net increase (decrease) in cash and cash equivalents	1,768	4,878
Cash and cash equivalents at beginning of year	2,353	2,853

Cash and cash equivalents at end of period	$4,121	$7,731

3M Company and Subsidiaries

SUPPLEMENTAL FINANCIAL INFORMATION

NON-GAAP MEASURES

(Unaudited)

(Dollars in millions, except per share amounts)	Operating Income	Operating Income Margin	Income Before Taxes	Provision for Income Taxes	Effective Tax Rate	Net Income Attributable to 3M	Earnings Per Diluted Share	Earnings per diluted share percent change
Q3 2019 GAAP	$2,011	25.2%	$1,966	$378	19.3%	$1,583	$2.72
Adjustments for special items:
(Gain)/loss on sale of businesses	(106)		(106)	(27)		(79)	(0.14)
Q3 2019 adjusted amounts (non-GAAP measures) (a)	$1,905	23.8%	$1,860	$351	19.0%	$1,504	$2.58

Q3 2020 GAAP	$1,909	22.9%	$1,805	$387	21.4%	$1,413	$2.43	(10.7)%
Adjustments for special items:
None
Q3 2020 adjusted amounts (non-GAAP measures) (a)	$1,909	22.9%	$1,805	$387	21.4%	$1,413	$2.43	(5.8)%

(Dollars in millions, except per share amounts)	Operating Income	Operating Income Margin	Income Before Taxes	Provision for Income Taxes	Effective Tax Rate	Net Income Attributable to 3M	Earnings Per Diluted Share	Earnings per diluted share percent change
First nine months 2019 GAAP	$4,849	20.2%	$4,500	$888	19.7%	$3,601	$6.15
Adjustments for special items:
Significant litigation-related charges/benefits	548		548	124		424	0.72
Loss on deconsolidation of Venezuelan subsidiary	—		162	—		162	0.28
(Gain)/loss on sale of businesses	(114)		(114)	15		(129)	(0.22)
First nine months 2019 adjusted amounts (non-GAAP measures) (a)	$5,283	22.0%	$5,096	$1,027	20.2%	$4,058	$6.93

First nine months 2020 GAAP	$5,312	22.5%	$5,001	$1,002	20.0%	$3,995	$6.87	11.7%
Adjustments for special items:
Significant litigation-related charges/benefits	17		17	56		(39)	(0.07)
(Gain)/loss on sale of businesses	(389)		(389)	(86)		(303)	(0.52)
Divestiture-related restructuring actions	55		55	9		46	0.08
First nine months 2020 adjusted amounts (non-GAAP measures) (a)	$4,995	21.2%	$4,684	$981	21.0%	$3,699	$6.36	(8.2)%

(a)	In addition to reporting financial results in accordance with U.S. GAAP, the Company also provides non-GAAP measures that adjust for the impact of special items. Special items for the periods presented include the items described in the section entitled “Description of Special Items”. Beginning in 2020, the Company includes gain/loss on sale of businesses and divestiture-related restructuring actions as special items due to their potential distortion of underlying operating results. Information provided herein reflects the impact of this change for all periods presented. Operating income, income before taxes, net income, earnings per share, and effective tax rate are all measures for which 3M provides the reported GAAP measure and a measure adjusted for special items. The adjusted measures are not in accordance with, nor are they a substitute for, GAAP measures. The Company considers these non-GAAP measures in evaluating and managing the Company’s operations. The Company believes that discussion of results adjusted for these items is meaningful to investors as it provides a useful analysis of ongoing underlying operating trends. The determination of these items may not be comparable to similarly titled measures used by other companies.

3M Company and Subsidiaries

SUPPLEMENTAL FINANCIAL INFORMATION

NON-GAAP MEASURES – (CONTINUED)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
Major GAAP Cash Flow Categories (dollars in millions)	2020	2019	2020	2019
Net cash provided by (used in) operating activities	$2,480	$2,022	$5,598	$4,732
Net cash provided by (used in) investing activities	(523)	90	(321)	(1,145)
Net cash provided by (used in) financing activities	(2,097)	2,804	(3,498)	1,327

Adjusted Free Cash Flow (non-GAAP measure) (dollars in millions)
Net cash provided by (used in) operating activities	$2,480	$2,022	$5,598	$4,732
Purchases of property, plant and equipment	(368)	(349)	(1,079)	(1,161)
Free cash flow	$2,112	$1,673	$4,519	$3,571
Adjustments for special items:
Significant litigation-related after-tax payment impacts	$10	$229	$74	$260
TCJA transition tax payments	33	—	33	—
Divestiture-related restructuring after-tax payment impacts	6	9	6	54
Adjusted free cash flow (b)	$2,161	$1,911	$4,632	$3,885

Net income attributable to 3M	$1,413	$1,583	$3,995	$3,601
Adjustments for special items:
Significant litigation-related charges/benefits	—	—	(39)	424
Loss on deconsolidation of Venezuelan subsidiary	—	—	—	162
(Gain)/loss on sale of businesses	—	(79)	(303)	(129)
Divestiture-related restructuring actions	—	—	46	—
Adjusted net income attributable to 3M (a)	$1,413	$1,504	$3,699	$4,058
Adjusted free cash flow conversion (b)	153%	127%	125%	96%

(b)	Adjusted free cash flow and adjusted free cash flow conversion are not defined under U.S. GAAP. Therefore, they should not be considered a substitute for income or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines adjusted free cash flow as net cash provided by operating activities, adjusted for special items, less purchases of property, plant and equipment. Cash payments associated with special items in the determination of adjusted free cash flow are reflected net of applicable tax using the U.S. statutory corporate tax rate during the period of payment. It should not be inferred that the entire adjusted free cash flow amount is available for discretionary expenditures. The Company defines adjusted free cash flow conversion as adjusted free cash flow divided by net income attributable to 3M, adjusted for special items. Special items for the periods presented include the items described in section entitled “Description of Special Items”. The Company believes adjusted free cash flow and adjusted free cash flow conversion are meaningful to investors as they are useful measures of performance and the Company uses these measures as an indication of the strength of the company and its ability to generate cash.

3M Company and Subsidiaries

SUPPLEMENTAL FINANCIAL INFORMATION

NON-GAAP MEASURES – (CONTINUED)

(Unaudited)

	Adjusted EBITDA (non-GAAP measure) (c)		Adjusted EBITDA Margin (non-GAAP measure) (c)
	Three months ended September 30,		Three months ended September 30,
(Dollars in millions)	2020	2019	2020	2019
Safety and Industrial	$956	$753	31.6%	26.6%
Transportation and Electronics	643	716	27.8	28.6
Health Care	644	512	29.8	29.8
Consumer	383	337	27.0	25.1
Corporate and Unallocated	(91)	77
Elimination of Dual Credit	(145)	(111)

Total Company	$2,390	$2,284	28.6%	28.6%

	Adjusted EBITDA (non-GAAP measure) (c)		Adjusted EBITDA Margin (non-GAAP measure) (c)
	Nine months ended September 30,		Nine months ended September 30,
(Dollars in millions)	2020	2019	2020	2019
Safety and Industrial	$2,542	$2,243	29.5%	25.7%
Transportation and Electronics	1,673	1,982	25.8	27.1
Health Care	1,667	1,564	27.4	29.6
Consumer	981	892	25.1	23.1
Corporate and Unallocated	(71)	40
Elimination of Dual Credit	(384)	(308)

Total Company	$6,408	$6,413	27.2%	26.7%

	Three months ended		Nine months ended
Adjusted EBITDA (non-GAAP measure) (dollars in millions)	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net sales	$8,350	$7,991	$23,601	$24,025

Net income attributable to 3M	1,413	1,583	3,995	3,601
Add/(subtract):
Net income/(loss) attributable to noncontrolling interest	4	5	3	11
(Income)/Loss from unconsolidated subsidiaries, net of taxes	1	—	1	—
Provision for income taxes	387	378	1,002	888
Other expense/(income):
Interest (Income)/expense	123	83	364	260
Pension & OPEB non-service cost (benefit)	(19)	(38)	(53)	(73)
Loss on deconsolidation of Venezuelan subsidiary	—	—	—	162
Depreciation and amortization expense	481	379	1,413	1,130
Adjustments for special items:
Significant litigation-related charges/benefits	—	—	17	548
(Gain)/loss on sale of businesses	—	(106)	(389)	(114)
Divestiture-related restructuring actions	—	—	55	—
Adjusted EBITDA (c)	$2,390	$2,284	$6,408	$6,413

Adjusted EBITDA margin (c)	28.6%	28.6%	27.2%	26.7%

3M Company and Subsidiaries

SUPPLEMENTAL FINANCIAL INFORMATION

NON-GAAP MEASURES – (CONTINUED)

(Unaudited)

Adjusted EBITDA (non-GAAP measure) Three months ended September 30, 2020 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Elimination of Dual Credit	Total Company
Net sales	$3,024	$2,314	$2,160	$1,417	$—	$(565)	$8,350

Business segment operating income (measure of segment operating performance)	823	552	508	358	(187)	(145)	1,909
Add/(subtract):
Depreciation and amortization	133	91	136	25	96		481
Adjustments for special items:
None
Adjusted EBITDA (non-GAAP measure) (c)	$956	$643	$644	$383	$(91)	$(145)	$2,390

Adjusted EBITDA margin (non-GAAP measure) (c)	31.6%	27.8%	29.8%	27.0%			28.6%

Adjusted EBITDA (non-GAAP measure) Three months ended September 30, 2019 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Elimination of Dual Credit	Total Company
Net sales	$2,829	$2,500	$1,721	$1,342	$28	$(429)	$7,991

Business segment operating income (measure of segment operating performance)	647	637	459	313	66	(111)	2,011
Add/(subtract):
Depreciation and amortization	106	79	53	24	117		379
Adjustments for special items:
(Gain)/loss on sale of businesses					(106)		(106)
Adjusted EBITDA (non-GAAP measure) (c)	$753	$716	$512	$337	$77	$(111)	$2,284

Adjusted EBITDA margin (non-GAAP measure) (c)	26.6%	28.6%	29.8%	25.1%			28.6%

Adjusted EBITDA (non-GAAP measure) Nine months ended September 30, 2020 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Elimination of Dual Credit	Total Company
Net sales	$8,627	$6,489	$6,088	$3,911	$(1)	$(1,513)	$23,601

Business segment operating income (measure of segment operating performance)	2,185	1,416	1,270	914	(89)	(384)	5,312
Add/(subtract):
Depreciation and amortization	357	257	397	67	335		1,413
Adjustments for special items:
Significant litigation-related charges/benefits					17		17
(Gain)/loss on sale of businesses					(389)		(389)
Divestiture-related restructuring actions					55		55
Adjusted EBITDA (non-GAAP measure) (c)	$2,542	$1,673	$1,667	$981	$(71)	$(384)	$6,408

Adjusted EBITDA margin (non-GAAP measure) (c)	29.5%	25.8%	27.4%	25.1%			27.2%

3M Company and Subsidiaries

SUPPLEMENTAL FINANCIAL INFORMATION

NON-GAAP MEASURES – (CONTINUED)

(Unaudited)

Adjusted EBITDA (non-GAAP measure) Nine months ended September 30, 2019 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Elimination of Dual Credit	Total Company
Net sales	$8,729	$7,305	$5,290	$3,862	$98	$(1,259)	$24,025

Business segment operating income (measure of segment operating performance)	1,931	1,747	1,401	821	(743)	(308)	4,849
Add/(subtract):
Depreciation and amortization	312	235	163	71	349		1,130
Adjustments for special items:
Significant litigation-related charges/benefits					548		548
(Gain)/loss on sale of businesses					(114)		(114)
Adjusted EBITDA (non-GAAP measure) (c)	$2,243	$1,982	$1,564	$892	$40	$(308)	$6,413

Adjusted EBITDA margin (non-GAAP measure) (c)	25.7%	27.1%	29.6%	23.1%			26.7%

(c)	Adjusted EBITDA and adjusted EBITDA margin are not defined under U.S. GAAP. Therefore, adjusted EBITDA and adjusted EBITDA margin should not be considered a substitute for other measures prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines adjusted EBITDA as net income attributable to 3M, adjusted for net income/(loss) attributable to noncontrolling interest, (income)/loss from unconsolidated subsidiaries, provision for income taxes, other expense/(income), depreciation and amortization expense, and special items. For business segments, the Company defines adjusted EBITDA as business segment operating income (3M’s measure of segment operating performance) adjusted for depreciation and amortization expense. The Company defines adjusted EBITDA margin as adjusted EBITDA divided by net sales. Special items for the periods presented include the items described in the section entitled “Description of Special Items”. The Company considers these non-GAAP measures in evaluating and managing the Company’s operations. The Company believes adjusted EBITDA and adjusted EBITDA margin are meaningful to investors as they provide useful analyses of ongoing underlying operating trends.

	September 30,	December 31,
Net Debt (non-GAAP measure)	2020	2019
Total debt	$19,598	$20,313
Less: Cash, cash equivalents and marketable securities	4,595	2,494
Net debt (d)	$15,003	$17,819

(d)	Net debt is not defined under U.S. GAAP and may not be computed the same as similarly titled measures used by other companies. The Company defines net debt as total debt less the total of cash, cash equivalents and current and long-term marketable securities. 3M believes net debt is meaningful to investors as 3M considers net debt and its components to be an important indicator of liquidity and a guiding measure of capital structure strategy.

3M Company and Subsidiaries

SUPPLEMENTAL FINANCIAL INFORMATION

NON-GAAP MEASURES – (CONTINUED)

(Unaudited)

Description of Special Items:

In addition to reporting financial results in accordance with U.S. GAAP, the Company also provides various non-GAAP measures that incorporate adjustments for the impacts of special items. Special items incorporated in the preparation of these non-GAAP measures for the periods presented include the items described below:

Significant litigation-related charges/benefits:

•	In the first quarter of 2020, 3M recorded a net pre-tax charge of $17 million ($13 million after tax) related to PFAS (certain perfluorinated compounds) matters. The charge was more than offset by a reduction in tax expense of $52 million related to resolution of tax treatment with authorities regarding the previously disclosed 2018 agreement reached with the State of Minnesota that resolved the Natural Resources Damages (NRD) lawsuit. These items, in aggregate, resulted in a $39 million after tax benefit. In the third quarter and first nine months of 2020, 3M made payments of approximately $13 million and $94 million, respectively, related to significant litigation-related matters.

•	In the first quarter of 2019, 3M recorded significant litigation-related charges of $548 million ($424 million after tax) related to historical PFAS manufacturing operations and coal mine dust respirator mask lawsuits. In the third quarter and first nine months of 2019, 3M made payments of approximately $290 million and $329 million, respectively, related to significant litigation-related matters.

Loss on deconsolidation of Venezuelan subsidiary:

•	In the second quarter of 2019, 3M recorded a pre-tax charge of $162 million related to the deconsolidation of the Company’s Venezuelan subsidiary.

Enactment/measurement period adjustments related to the Tax Cuts and Jobs Act (TCJA)

•	In the third quarter of 2020, 3M made payments of approximately $33 million related to the transition tax expense incurred as a result of the 2017 enactment of the TCJA.

Gain/loss on sale of businesses:

•	In the first quarter of 2020, 3M recorded a pre-tax gain of $2 million ($1 million loss after tax) related to the sale of its advanced ballistic-protection business and recognition of certain contingent consideration. In the second quarter of 2020, 3M recorded a pre-tax gain of $387 million ($304 million after tax) related to the sale of its drug delivery business.

•	In the first quarter of 2019, 3M recorded a gain related to the sale of certain oral care technology comprising a business in addition to reflecting an earnout on a previous divestiture, which together resulted in a net gain of $8 million ($7 million after tax). In the second quarter of 2019, as a result of a “held for sale” tax benefit related to the legal entities associated with the pending divestiture of the Company’s gas and flame detection business, 3M recorded an after tax gain of $43 million. In the third quarter of 2019, 3M recorded a gain related to the divestiture of the Company’s gas and flame detection business and an immaterial impact as a result of measuring a disposal group at the lower of its carrying amount or fair value less cost to sell, which in aggregate resulted in a pre-tax gain of $106 million ($79 million after tax).

Divestiture-related restructuring actions:

•	In the second quarter 2020, following the divestiture of substantially all of the drug delivery business, management approved and committed to undertake certain restructuring actions addressing corporate functional costs and manufacturing footprint across 3M in relation to the magnitude of amounts previously allocated/burdened to the divested business. As a result, 3M recorded a pre-tax charge of $55 million ($46 million after tax). In both the third quarter and first nine months of 2020, 3M made payments of approximately $7 million associated with these restructuring charges.

•	In the third quarter and first nine months of 2019, 3M made payments of approximately $11 million and $68 million, respectively, associated with restructuring charges taken in 2018 related to addressing corporate functional costs following the 2018 Communication Markets Division divestiture.

3M Company and Subsidiaries

SALES CHANGE ANALYSIS (e)

(Unaudited)

	Three months ended September 30, 2020
			Europe,
			Middle
Sales Change Analysis		Asia-	East and	World-
By Geographic Area	Americas	Pacific	Africa	Wide
Volume – organic	2.3%	(1.8)%	(1.8)%	0.3%
Price	1.1	(0.8)	1.5	0.6
Organic local-currency sales	3.4	(2.6)	(0.3)	0.9
Acquisitions	7.5	1.0	4.1	4.8
Divestitures	(1.8)	(0.6)	(4.0)	(1.8)
Translation	(1.4)	1.6	4.6	0.6
Total sales change	7.7%	(0.6)%	4.4%	4.5%

	Three months ended September 30, 2020
Worldwide Sales Change	Organic local-				Total sales
By Business Segment	currency sales	Acquisitions	Divestitures	Translation	change
Safety and Industrial	6.9%	—%	(0.4)%	0.4%	6.9%
Transportation and Electronics	(7.1)	—	(1.2)	0.9	(7.4)
Health Care	8.1	23.4	(7.1)	1.1	25.5
Consumer	5.5	—	—	0.1	5.6
Total Company	0.9%	4.8%	(1.8)%	0.6%	4.5%

	Nine months ended September 30, 2020
			Europe,
			Middle
Sales Change Analysis		Asia-	East and	World-
By Geographic Area	Americas	Pacific	Africa	Wide
Volume – organic	(3.8)%	(4.5)%	(6.7)%	(4.6)%
Price	0.9	(0.5)	1.1	0.5
Organic local-currency sales	(2.9)	(5.0)	(5.6)	(4.1)
Acquisitions	7.1	0.9	3.6	4.5
Divestitures	(1.5)	(0.2)	(2.7)	(1.3)
Translation	(1.4)	(0.5)	(0.2)	(0.9)
Total sales change	1.3%	(4.8)%	(4.9)%	(1.8)%

	Nine months ended September 30, 2020
Worldwide Sales Change	Organic local-				Total sales
By Business Segment	currency sales	Acquisitions	Divestitures	Translation	change
Safety and Industrial	0.9%	—%	(0.8)%	(1.3)%	(1.2)%
Transportation and Electronics	(9.8)	—	(1.0)	(0.4)	(11.2)
Health Care	(1.3)	20.9	(3.7)	(0.8)	15.1
Consumer	2.1	—	—	(0.8)	1.3
Total Company	(4.1)%	4.5%	(1.3)%	(0.9)%	(1.8)%

(e)	Total sales change is calculated based on reported sales results. The components of sales change include organic local-currency sales, acquisitions, divestitures, and translation. Organic local-currency sales includes both organic volume impacts (which excludes acquisition and divestiture impacts), and selling price changes. Acquisition and divestiture impacts are measured separately for the first 12 months post-transaction.

 3M Company and Subsidiaries

 BUSINESS SEGMENTS

 (Unaudited)

Effective in the second quarter of 2020, the measure of segment operating performance used by 3M’s chief operating decision maker (CODM) changed and, as a result, 3M’s disclosed measure of segment profit/loss (business segment operating income) has been updated for all periods presented. The change to business segment operating income aligns with the update to how the CODM assesses performance and allocates resources for the Company’s business segments.

3M discloses business segment operating income as its measure of segment profit/loss, reconciled to both total 3M operating income and income before taxes. Business segment operating income includes dual credit for certain related operating income (as described below in “Elimination of Dual Credit”). Business segment operating income excludes certain expenses and income that are not allocated to business segments (as described below in “Corporate and Unallocated”). Additionally, the following special items are excluded from business segment operating income and, instead, are included within Corporate and Unallocated: significant litigation-related charges/benefits, gain/loss on sale of businesses, and divestiture-related restructuring actions.

In addition, effective in the first quarter of 2020, in a continuing effort to improve the alignment of its businesses around customers and markets, the Company made the following changes:

Continued alignment of customer account activity

•	As part of 3M’s regular customer-focus initiatives, the Company realigned certain customer account activity (“sales district”) to correlate with the primary divisional product offerings in various countries and reduce complexity for customers when interacting with multiple 3M businesses. This largely impacted the amount of dual credit certain business segments receive as a result of sales district attribution. 3M business segment reporting measures include dual credit to business segments for certain sales and operating income. This dual credit is based on which business segment provides customer account activity with respect to a particular product sold in a specific country.

Additional actions impacting product line alignments

•	The remaining retail auto care product lines formerly in the Automotive Aftermarket Division (within the Safety and Industrial business segment) were realigned to the Construction and Home Improvement Division (within the Consumer business segment).

•	In addition, certain product lines were realigned within business segments. The transdermal drug delivery components business, formerly included in the Drug Delivery Systems Division was realigned to the Medical Solutions Division (both of which are within the Health Care business segment) and the paint protection film business, formerly included in the Automotive and Aerospace Division was realigned to the Commercial Solutions Division (both of which are within the Transportation and Electronics business segment).

The financial information presented herein reflects the impact of these changes for all periods presented.

BUSINESS SEGMENT INFORMATION	Three months ended		Nine months ended
NET SALES	September 30,		September 30,
(Millions)	2020	2019	2020	2019
Safety and Industrial	$3,024	$2,829	$8,627	$8,729
Transportation and Electronics	2,314	2,500	6,489	7,305
Health Care	2,160	1,721	6,088	5,290
Consumer	1,417	1,342	3,911	3,862
Corporate and Unallocated	—	28	(1)	98
Elimination of Dual Credit	(565)	(429)	(1,513)	(1,259)
Total Company	$8,350	$7,991	$23,601	$24,025

3M Company and Subsidiaries

BUSINESS SEGMENTS – (CONTINUED)

(Unaudited)

BUSINESS SEGMENT INFORMATION	Three months ended		Nine months ended
OPERATING INCOME	September 30,		September 30,
(Millions)	2020	2019	2020	2019
Safety and Industrial	$823	$647	$2,185	$1,931
Transportation and Electronics	552	637	1,416	1,747
Health Care	508	459	1,270	1,401
Consumer	358	313	914	821
Elimination of Dual Credit	(145)	(111)	(384)	(308)
Total business segment operating income	$2,096	$1,945	$5,401	$5,592
Corporate and Unallocated
Special items:
Significant litigation-related (charges)/benefits	—	—	(17)	(548)
Gain/(loss) on sale of businesses	—	106	389	114
Divestiture-related restructuring actions	—	—	(55)	—
Other corporate expense - net	(187)	(40)	(406)	(309)
Total Corporate and Unallocated	$(187)	$66	$(89)	$(743)
Total Company operating income	$1,909	$2,011	$5,312	$4,849

Other expense/(income), net	$104	$45	$311	$349
Income before income taxes	$1,805	$1,966	$5,001	$4,500

About 3M

At 3M, we apply science in collaborative ways to improve lives daily. With $32 billion in sales, our 96,000 employees connect with customers all around the world. Learn more about 3M’s creative solutions to the world’s problems at www.3M.com or on Twitter @3M or @3MNews.

Contacts

3M

Investor Contacts:

Bruce Jermeland, 651-733-1807

or

Tony Riter, 651-733-1141

or

Media Contact:

Stephen Sanchez, 651-737-5967